EXHIBIT 23.2
                                ____________
             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 1996, accompanying the combined financial statements of National Business Solutions, Inc. and Affiliates appearing in the Paychex, Inc. Form 8-K dated June 25, 1996 (filed on July 9,
1996) which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


Tampa, Florida                               /s/ Grant Thornton LLP
May 21, 1997